SECURITIES AND EXCHANGE COMMISSION

                        	Washington, D.C. 20549


                                 	FORM 8-K


                               	Current Report
	                   Pursuant to Section 13 or 15(d) of
	                   The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 3, 1999

           	Advanced Medical Products, Inc.
	(Exact name of registrant as specified in its charter)

	Delaware
	(State or other jurisdiction of incorporation)

                                      16-1284228
(Commission File Number)			(IRS Employer Identification No.)


  6 Woodcross Drive, Columbia, SC				        29212
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code       (803) 407-3044

       Not Applicable
	(Former name or former address, if changed since last report)


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP



On May 3, 1999, the United State Bankruptcy Court for the District of South Carolina entered and order approving the Disclosure Statement filed on March 23, 1999, fixing June 11, 1999 as the last day for filing ballots accepting or rejecting the Plan of Reorganization filed March 23, 1999, and setting June 21, 1999 as the date of the hearing on the confirmation of the Plan of Reorganization.

On May 10, 1999, the United State Bankruptcy Court for the District of South Carolina entered an order authorizing the sale of Advanced Medical Products, Inc.'s assets free and clear of all liens, encumbrances and interests pursuant of 11 U.S.C. 363(b)(1) and (f).

On May 11, 1999, pursuant to the court order entered on May 10, 1999, Advanced Medical Products, Inc. sold all assets, including equipment, inventory, and accounts receivable, outside the ordinary course of business, free and clear of all liens and encumbrances and other interests, pursuant to chapter 11 paragraph 363 of the bankruptcy code. Biosensor Corporation purchased the assets and assumed all of the secured debt, employee and commission liabilities, and all customer warranty and service liabilities of Advanced Medical Products. In addition, Biosensor made a payment of $68,000 for certain priority claims and administrative expenses, and to pay outside unsecured creditors. Biosensor and its subsidiaries agreed not to participate in distribution of payments toward unsecured claims, although their claims exceed unsecured claims by all non-affiliated creditors combined. Biosensor also agreed to assume Advanced Medical's lease obligations and would expect to continue to operate the business at the present Columbia, SC location.



ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired: None required.

(b)	Pro forma financial information: None required.

	(c )       Exhibits. None required.


	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ADVANCED MEDICAL PRODUCTS, INC.


Date: May 18, 1999 			              By:  RONALD G. MOYER

   Ronald G. Moyer

   Chief Executive Officer


BTCM:BANKRUPTCY8K.DOC